Exhibit 15.2

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-231038) of Bancolombia S. A. of our report dated April 27, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Ltda.

Medellín, Colombia

April 27, 2020

PricewaterhouseCoopers Ltda., Edificio Forum, Calle 7 Sur No. 42-70, Torre 2, Piso 11, Medellín, Colombia,
Tel: (57-4) 325 4320, Fax: (57-4) 325 4322, www.pwc.com/co